Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-245405) and related Prospectus of Pyxis Tankers Inc. and to the incorporation by reference therein of our report dated April 12, 2021, with respect to the consolidated financial statements of Pyxis Tankers Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 14, 2021